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               [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]

                                 March 29, 1996

Permian Basin Royalty Trust
500 West 7th Street, Suite 1300
P.O. Box 1317
Fort Worth, Texas  76101

Gentlemen:

        Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 1995 and in the Permian Basin Royalty Trust Annual Report for the year ended December 31, 1995, based on reserve reports date March 29, 1996 prepared by Cawley, Gillespie & Associates, Inc.

                                    Sincerely,

                                   /s/  CAWLEY, GILLESPIE & ASSOCIATES, INC.